Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR of Eightco Holdings, Inc., of our report dated April 15, 2025, relating to the consolidated financial statements of Eightco Holdings Inc. as of December 31, 2024 and for the year ended December 31, 2024. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

September 10, 2025